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                                                                    Exhibit 99.1

[HYPERCOM LOGO]                                                     NEWS RELEASE

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FOR FURTHER INFORMATION, CONTACT
AT HYPERCOM:                                                AT THE FINANCIAL RELATIONS BOARD:
Jonathon Killmer         Maureen McGarrigle                 Laurie Berman            Jill Fukuhara
Chief Financial Officer  Director of Investor Relations     General Information      Investor Inquiries
(602) 504-5224           (602) 504-4802                     (310) 442-0599           (310) 442-0599
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FOR IMMEDIATE RELEASE
JANUARY 10, 2000

                   HYPERCOM CORPORATION COMPLETES ACQUISITION
                     OF GOLDEN EAGLE LLC AND GOLDEN LEASING

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PHOENIX - JANUARY 10, 2000 - Hypercom Corporation (NYSE: HYC), a
global provider of end-to-end electronic and e-commerce payment solutions, today announced that it has completed its previously announced acquisition of substantially all of the assets of Golden Eagle LLC and Golden Leasing ("Golden"), a micro-ticket leasing organization for point-of-sale terminals.

As previously announced, terms of the acquisition include an initial payment of $18.5 million in cash and $4 million in stock, with additional earn out payments over a three-year period if certain objectives are met. Golden will continue to operate from its current location in Ridgefield, CT as a standalone business unit.

"We welcome Golden Leasing employees and management to the Company," said George Wallner, president and CEO of Hypercom. "Golden provides a key capability to the independent sales organization/bank processor market with their POS leasing expertise as we continue to roll out ePic, our web-enabled countertop electronic payment commerce and information platform. Golden's equipment acquisition and deployment program, which includes purchase, rental or lease options, will allow us to more fully leverage the implementation of ePic, as traditional card payment terminals are replaced with our Internet-enabled, touch-screen ICE terminals. In addition, Hypercom gains access to Golden's rapidly growing merchant base for cross-selling opportunities and access to hundreds of ISOs with whom Golden currently transacts business."

ABOUT HYPERCOM CORPORATION
Hypercom Corporation (NYSE: HYC) is a global provider of end-to-end electronic payment solutions, including card payment systems, peripherals, network products, software and e-commerce payment solutions that add value at the point-of-sale for consumers, merchants and acquirers.

Headquartered in Phoenix, Arizona, Hypercom(R) markets its products in more than 70 countries through a global network of affiliates and offices in Argentina, Australia, Brazil, Chile, China, Germany, Hong Kong, Hungary, Japan, Mexico, Russia, Singapore, Sweden, the United Kingdom and Venezuela. Hypercom's Internet address is www.hypercom.com.

                                     -more-
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Hypercom Corporation Completes Acquisition of Golden Eagle LLC and Golden
Leasing
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FORWARD-LOOKING STATEMENTS

Certain statements in this press release may be forward-looking statements within the meaning of the federal securities laws. These statements include, among others, anticipated future recurring revenue opportunities. Forward-looking statements are inherently subject to risk and uncertainties, some of which cannot be predicated or quantified. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, some of which are beyond our control. Factors that could affect our results and cause them to differ from those contained in the forward-looking statements include: industry and competitive factors and product delays that may impact sales growth; unanticipated expenses; market reluctance to new products and technologies; and inability to assimilate acquisitions, in an appropriate or timely manner. You should also consider carefully statements contained in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 1999, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements found in this press release.

Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

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